SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

      Date of report (date of earliest event reported): September 15 , 2005



                       MAGNITUDE INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



         33-20432                                        75-2228828
 (Commission File Number)                   (IRS Employer Identification No.)


                  401 State Route 24, Chester, New Jersey 07930
               (Address of principal executive offices) (Zip Code)


                                 (908) 879-2722
                         (Registrant's telephone number)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.         Other Events.

                On September 12, 2005, the board of directors of the Registrant approved the cancellation of stock options and stock purchase warrants for 6,739,625 shares, held by five officers and directors, exercisable at prices ranging from $0.10 to $1.00 per share, which options and warrants had been voluntarily surrendered by such persons in order to enable the Registrant to utilize the thereby freed underlying common shares for future capital raising purpose. The board also voted to reinstate the cancelled options and warrants, under their original terms and without extension of the original expiration dates, if and when the Registrant decided that such capital raising efforts would not further be detrimentally affected by such reinstatements.

                The board also resolved that the management of the Company be authorized to solicit the return of 11,247,607 common shares from the directors and executive officers of the Registrant and additional shares from such other shareholders as management decided upon, for exchange into Series E Senior Convertible Preferred Stock which shares in accordance with the designation of this class of stock shall automatically revert, after six months, into the same number of common shares as originally tendered for exchange, whereby, however, persons who surrender their common shares for exchange shall be required to waive their right to receive a dividend on the E-Shares so as not to derive an economic benefit there-from.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            MAGNITUDE INFORMATION SYSTEMS, INC.


Dated:  September 15, 2005                  By:   /s/ Joerg H. Klaube
                                                  ----------------------------
                                                  Joerg H. Klaube
                                                  Chief Financial Officer


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